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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  September 26, 2000



                         CarrAmerica Realty Corporation
             (Exact name of registrant as specified in its charter)



         Maryland                        1-11706                52-1796339
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)        Identification Number)



  1850 K Street, N.W., Suite 500
         Washington, D.C.                            20006
(Address of principal executive offices)          (Zip Code)


              Registrant's telephone number, including area code:
                                (202) 729-7500


                                Not applicable
         (Former name or former address, if changed since last report)
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Item 5.   Other Events

          On July 28, 2000, CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), and Carr Realty, L.P., a Delaware limited partnership of which the Company is the sole general partner ("CRLP"), entered into a letter agreement (the "Security Capital Group Letter Agreement") with Security Capital Group Incorporated, a Maryland corporation ("Security Capital Group"), providing that in the event Security Capital Group or any affiliate of Security Capital Group (excluding Security Capital U.S. Realty, a corporation organized and existing under the laws of Luxembourg ("SC-U.S. Realty"), and Security Capital Holdings, S.A., a corporation organized and existing under the laws of Luxembourg and a wholly owned subsidiary of SC-U.S. Realty ("Holdings"), and any person already included within the definition of "Investor" (each, an "Investor") in that certain Stockholders Agreement, dated April 30, 1996, among the Company, CRLP, SC-U.S. Realty and Holdings (the "Stockholders Agreement")) should directly or indirectly purchase or otherwise acquire all or a portion of, or any interest in, the Company's common stock, par value $0.01 per share (the "Common Stock"), owned by Holdings:

 . such an acquisition would not constitute a prohibited transfer under the provisions of the Stockholders Agreement restricting direct and indirect transfers of Common Stock;

 . Security Capital Group and such affiliates would be bound by, and be entitled to rights and benefits under, the terms of the Stockholders Agreement (and any other agreements between the Company or its affiliates, on the one hand, and SC-U.S. Realty or Holdings, on the other hand) to the same extent as an Investor, and Security Capital Group and such affiliates would thereafter be treated under the Stockholders Agreement and any such other agreements as an Investor for all purposes;

 . certain restrictions on the Company in the Stockholders Agreement relating to permitted percentages of passive income and passive assets no longer would apply;

 . the Company would grant Security Capital Group and such affiliates an Exempted Holder exception to the Ownership Limit (each as defined in the Company's articles of incorporation) so that Security Capital Group and such affiliates would have the same exemption from the Ownership Limit that SC-U.S. Realty and Holdings had by virtue of the Special Shareholder Limit (as defined in the Company's articles of incorporation); and

 .  the restrictions on certain actions by an Investor under the Stockholders
   Agreement, including among others restrictions on purchasing additional shares of Common Stock, would be extended to April 30, 2003.

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          In addition, Security Capital Group agreed in the Security Capital
Group Letter Agreement, following any such acquisition, (1) to permit the Company to submit to the Company's stockholders for approval certain amendments to the articles of incorporation of the Company reflecting matters covered by the Security Capital Group Letter Agreement (and Security Capital Group agreed to vote any shares of Common Stock beneficially owned by it in favor of such proposal) and (2) to certain waivers of past and potential future breaches by the Company of restrictions contained in the Stockholders Agreement.

          A copy of the Security Capital Group Letter Agreement is filed as
Exhibit 99.1 hereto, and the foregoing description is qualified in its entirety by reference thereto.

          On September 26, 2000, Security Capital Group and SC Realty Incorporated, a Nevada corporation and an indirect wholly owned subsidiary of Security Capital Group ("SC-Realty"), entered into a transaction with SC-U.S. Realty pursuant to which, among other things, SC-U.S. Realty will, upon the satisfaction of various conditions, sell of all the issued and outstanding shares of capital stock of Holdings owned by SC-U.S. Realty to SC-Realty. Upon consummation of that transaction, Security Capital Group and SC-Realty would, through their ownership of capital stock of Holdings, beneficially own all of the shares of Common Stock owned by Holdings, and SC-U.S. Realty would cease to beneficially own any shares of Common Stock.


Item 7.   Exhibits

          The following exhibits are filed as part of this report:

   10.1. Stockholders Agreement, dated April 30, 1996, by and among the Company, CRLP, SC-U.S. Realty and Holdings (incorporated by reference to Exhibit 2.2 to the Schedule 13D/A of SC-U.S. Realty filed on May 7,
          1996).

   99.1 Letter Agreement, dated July 28, 2000, among the Company, CRLP and Security Capital Group (incorporated by reference to Exhibit 14.2 to the Schedule 13D/A of SC-U.S. Realty filed on September 27, 2000).

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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CarrAmerica Realty Corporation


Date:  October 11, 2000             By:  /s/ Thomas A. Carr
                                       -------------------------
                                       Thomas A. Carr
                                       President

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                                 EXHIBIT INDEX
                                 -------------

Exhibit                            Document
-------                            --------

 10.1. Stockholders Agreement, dated April 30, 1996, by and among the Company, CRLP, SC-U.S. Realty and Holdings (incorporated by reference to Exhibit 2.2 to the Schedule 13D/A of SC-U.S. Realty filed on May 7,
          1996).

 99.1 Letter Agreement, dated July 28, 2000, among the Company, CRLP and Security Capital Group (incorporated by reference to Exhibit 14.2 to the Schedule 13D/A of SC-U.S. Realty filed on September 27, 2000).